UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2019

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2019, First Hawaiian, Inc. (the “Company”) held its annual meeting of stockholders.  At the meeting, the following matters were submitted to a vote of the stockholders:

1.              Election of Directors:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Matthew J. Cox	120,364,490	583,088	3,809,302
W. Allen Doane	119,471,769	1,475,809	3,809,302
Faye W. Kurren	119,913,788	1,033,790	3,809,302
Robert S. Harrison	118,224,946	2,722,632	3,809,302
Allen B. Uyeda	119,201,306	1,746,272	3,809,302
Jenai S. Wall	120,506,067	441,511	3,809,302
C. Scott Wo	120,613,493	334,085	3,809,302

2.              Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
124,709,393	23,211	24,276	-0-

3.              Advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
101,028,221	19,886,344	33,013	3,809,302

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: April 25, 2019	By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

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